December 29, 2011

TO:	All Stockholders (Addressed Individually)
SUBJECT:	Report from the President

At the Bank

In 2011, the Federal Home Loan Bank of New York continued to provide our members with the liquidity and funding they need to support housing, economic development and job growth in the communities they serve. The economic environment was challenging in 2011, but by remaining focused on our core mission of an advances bank, the FHLBNY achieved solid financial results. There is no doubt that 2012 will bring its own set of challenges, coupled with the ongoing economic and regulatory factors that continued to weigh on the nation’s economy in 2011, but the FHLBNY and our members have consistently performed well through the difficult operating environment of the past four years, and I believe we will again rise to meet these challenges.

Advances

Average advances increased $403.6 million during November 2011. We ended the month at $69.9 billion. The Federal Home Loan Bank System is built to expand and contract based on member need, and as we enter 2012, advances will remain available to our members whenever they need them.

A Solid Dividend Record

Our members are invested in their communities, but, they are also invested in the Federal Home Loan Bank of New York. We are proud of our ability to provide a fair return on that investment. Throughout 2011, our members have benefitted from a solid dividend, which averaged 4.7 percent for the four quarters declared in 2011. As you will see in the chart below, the FHLBNY has consistently provided a fair dividend to our members — a dividend often among the highest in the Federal Home Loan Bank System.

Michael M. Horn Reelected Board Chair for 2012-2013; FHLBNY Announces Director Election Results

I am delighted to report that at the December 2011 Board meeting, Michael M. Horn, the current Board Chair, was again elected to serve as Board Chair for a two-year term; his new term will begin January 1, 2012.

Chairman Horn oversees an experienced and knowledgeable Board comprised of banking and housing leaders from across our region. I am proud to announce that John R. Buran was re-elected by the FHLBNY’s New York State members to again serve as a Member Director representing New York. Additionally, Joseph J. Melone and Rev. DeForest B. Soaries, Jr. were re-elected by the FHLBNY’s eligible members to serve as Independent Directors. We have also added two new Directors: Thomas L. Hoy, who was elected by our New York State members, and Vincent F. Palagiano, who was elected by the Board; they will both serve as Member Directors representing the interests of our New York membership. I welcome Tom and Vinny, and welcome back John, Joe and Buster, and I look forward to their contributions further strengthening our most impressive Board.

Mr. Horn has been a partner in the law firm of McCarter & English, LLP since 1990. He has served as the Commissioner of Banking for the State of New Jersey and as the New Jersey State Treasurer. He was also a member of the New Jersey State Assembly and served as a member of the Assembly Banking Committee.

Mr. Buran is currently director, president and chief executive officer of FHLBNY members Flushing Savings Bank and Flushing Commercial Bank, and also of Flushing Financial Corporation, the holding company for those two institutions. He joined Flushing Savings Bank and Flushing Financial Corporation in 2001 as chief operating officer and he became a director of these entities in 2003. In 2005, he was named president and chief executive officer of Flushing Savings Bank and Flushing Financial Corporation. He became a director, as well as president & CEO, of Flushing Commercial Bank in 2007.

Mr. Hoy is chairman, president and chief executive officer of Arrow Financial Corporation. Arrow is the holding company for its two banking subsidiaries, and FHLBNY members, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Mr. Hoy has been a director of Arrow Financial Corporation since 1996 and a director of Glens Falls National Bank and Trust Company since 1994. He has served as chairman, president and chief executive officer of Arrow Financial Corporation since 2004, as president since 1996, as chief executive officer since 1997, and has served as president of Glens Falls National Bank and Trust Company since 1995.

Mr. Melone has been chairman emeritus of The Equitable Companies, Incorporated since April 1998. Prior to that, he was president and chief executive officer of The Equitable Companies from 1996 until his retirement in April 1998; and, from 1990 until his retirement in April 1998, he was chairman and chief executive officer of its principal insurance subsidiary, The Equitable Life Assurance Society of the United States (“Equitable Life”). Prior to joining Equitable Life in 1990, Mr. Melone was president of The Prudential Insurance Company of America.

Mr. Palagiano has served as chairman of the Board and CEO of Dime Community Bancshares, Inc. since its formation in 1995. Dime Community Bancshares is the holding company for FHLBNY member The Dime Savings Bank of Williamsburgh, and Mr. Palagiano has served as president of that institution since 1989. He has served as a trustee or Director of The Dime Savings Bank of Williamsburgh since 1978.

Rev. Soaries has been the senior pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey since November 1990. From January 12, 1999 to January 15, 2002, Dr. Soaries served as New Jersey’s 30th Secretary of State. In 2004, he also served as the first chairman of the United States Election Assistance Commission, having been appointed by President George W. Bush and confirmed by the United States Senate.

I would like to express my deep thanks for departing directors Thomas M. O’Brien, former president and CEO, State Bank of Long Island and George Strayton, Director, Provident Bank for their exemplary service on the Board for our Bank and for our membership.

In Washington

In October 2011, former U.S. Secretaries of Housing and Urban Development Henry Cisneros and Mel Martinez ( also a former U.S. Senator), former U.S. Senator Kit Bond and former U.S. Senate Majority Leader and Bipartisan Policy Center (BPC) Founder George Mitchell were named to lead the BPC’s Housing Commission, which is tasked with developing recommendations to address the nation’s troubled housing sector. On December 13, the organization announced the full membership of the Housing Commission, which features experts from across all disciplines affecting the housing industry — from banking and civic leaders to non-profit housing organizations, and from academics to former senior political figures from both parties. I am pleased to inform you that I was appointed to the Housing Commission. I am honored to join with so many leading housing experts and national leaders to work on developing the needed policies that will reinvigorate, support and strengthen our nation’s housing industry. Recent economic events again drive home the fact just how interconnected we are with the policies and decisions from Washington.

The FHLBNY prides itself on being both an active member of the local housing community and a strong supporter of housing initiatives, both local and nationwide. The work of the Housing Commission will focus on strengthening our nation’s housing industry, which I believe is the foundation for our economy.

On behalf of all of the people at the Home Loan Bank, I wish you the very best in the New Year.

Sincerely,

Alfred A. DelliBovi
President and CEO

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.